SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): OCTOBER 5, 1994


                               JOHNSON & JOHNSON

             (Exact name of registrant as specified in its charter)



     NEW JERSEY                      1-3215                     22-1024240
  (State or other                 (Commission                (I.R.S. Employer
   jurisdiction                   File Number)              Identification No.)
 of incorporation)



          ONE JOHNSON & JOHNSON PLAZA, NEW BRUNSWICK, NEW JERSEY 08933

              (Address of principal executive offices) (zip code)


       Registrant's telephone number including area code: (908) 524-0400

Item 5. Other Events

     On August 22, 1994, Johnson & Johnson (the "Company") announced that it had entered into an agreement with Neutrogena Corporation ("Neutrogena") pursuant to which it would acquire for a net price of approximately $924 million all of the outstanding shares of common stock and options to purchase shares of common stock of Neutrogena through a tender offer and subsequent merger. During the week of September 26, 1994, the Company acquired and made payment for the Neutrogena common stock tendered in the tender offer, which represented approximately 98.6% of the Neutrogena common stock outstanding. On October 3, 1994, the Company consummated a short form merger pursuant to which the remaining shares of Neutrogena common stock were acquired at the same price per share paid pursuant to the tender offer.

     On September 6, 1994, the Company announced that it had entered into an agreement with Eastman Kodak Company ("Kodak") to purchase Kodak's clinical diagnostics division for $1.008 billion. It is anticipated that the closing of such acquisition will occur during the fourth quarter of 1994. Such acquisition is subject to customary conditions.











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



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (b)   Pro Forma Financial Information

                                                                   Page

         (1)   Description of Unaudited Pro Forma
               Condensed Consolidated Financial Statements           4

         (2)   Unaudited Pro Forma Condensed Consolidated
               Statement of Income for the six months
               ended July 3, 1994                                    6

         (3)   Unaudited Pro Forma Condensed Consolidated
               Statement of Income for the year ended
               January 2, 1994                                       7

         (4)   Notes to Unaudited Pro Forma Condensed
               Consolidated Statements of Income                     8

         (5)   Unaudited Pro Forma Condensed Consolidated
               Balance Sheet as of July 3, 1994                     10

         (6)   Notes to Unaudited Pro Forma Condensed
               Consolidated Balance Sheet                           11

           DESCRIPTION OF UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 3, 1994, and the Unaudited Pro Forma Condensed Consolidated Statements of Income for the twelve months ended January 2, 1994 and the six months ended July 3, 1994, give effect to the acquisitions accounted for under the purchase method of accounting. The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical Consolidated Financial Statements of Johnson & Johnson ("J&J"), Neutrogena Corporation ("Neutrogena"), and the Clinical Diagnostics Division ("CDD") of Eastman Kodak Company ("Kodak") under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

The 1993 fiscal year ended on January 2, 1994 for J&J, December 31, 1993 for CDD and October 31, 1993 for Neutrogena. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the transactions were consummated on July 3, 1994 and the Unaudited Pro Forma Condensed Consolidated Statements of Income assume that the transactions were consummated on January 4, 1993 for the fiscal year ended January 2, 1994 and January 3, 1994 for the six month period ended July 3, 1994. The historical Statements of Income for Neutrogena which were used in preparing the Unaudited Pro Forma Condensed Consolidated Statements of Income are: November 1, 1992 - October 31, 1993 for the fiscal year 1993 and February 1, 1994 - July 31, 1994 for the six months ended July 3, 1994. The Neutrogena Balance Sheet used in the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of July 3, 1994 is the Neutrogena Balance Sheet as of July 31, 1994.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The allocations of the purchase price assigned to the assets acquired, including their related amortizations, and the liabilities assumed in the accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon preliminary estimates and will be revised when the final fair value allocations are determined, as will the related income tax effects of the pro forma adjustments. For purposes of developing the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the book value of Neutrogena's and CDD's assets are assumed to approximate fair market value, and the excess purchase price has been allocated to goodwill.

The Unaudited Pro Forma Condensed Consolidated Statements of Income exclude any nonrecurring costs for merging the companies. The amount of these costs cannot be determined until the transactions are completed. Also excluded from the Unaudited Pro Forma Condensed Consolidated Statements of Income are any benefits that could have resulted from the transactions due to synergies that may have been derived and from the elimination of duplicate efforts.

The Unaudited Pro Forma Condensed Consolidated Financial Statements may not be indicative of the results that actually would have occurred if the transactions had been in effect on the dates indicated or which may be obtained in the future, due to the hypothetical nature of the pro forma information. The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on the historical audited Consolidated Financial Statements for J&J, Neutrogena and the unaudited divisional historical results and account balances of CDD. CDD has been operated by Kodak as a division, hence the historical results and account balances were not audited as if it were a separate company. Various allocations and "carve out" adjustments have been made in the preparation of the historical results of CDD.

                               JOHNSON & JOHNSON
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JULY 3, 1994
                     (In Millions, Except Per Share Amount)


                                                                         SUBTOTAL                  PRO                      PRO
                                                  JOHNSON &              ACQUIRED                 FORMA                    FORMA
                                                   JOHNSON              BUSINESSES             ADJUSTMENTS               COMBINED
                                                   -------              ----------             -----------               --------
                                                   (Note A)              (Note B)               (Note C)


Sales to Customers                                  $7,606                 $ 403                                          $8,009

Cost of Products Sold                                2,468                   140                                           2,608
Selling, Marketing, & Administrative Exp.            3,038                   165                                           3,203
Research Expense                                       602                    41                                             643
Other (Income) Expense, Net                                                    5                      19 (1)
                                                                                                      55 (2)                  79
                                                    ------                 -----                    ----                  ------
                                                     6,108                   351                      74                   6,532

Earnings Before Provision for                       ------                 -----                    ----                  ------
  Taxes on Income                                    1,498                    52                     (74)                  1,476

Provision for Taxes on Income                          395                     7                     (12)(3)                 389

                                                    ------                 -----                    ----                  ------
Net Earnings                                        $1,103                   $45                    $(61)                 $1,087
                                                    ======                 =====                    ====                  ======

Net Earnings Per Share                               $1.71                                               (4)               $1.69
                                                    ======                                                                ======

Weighted Average Number of Common
  Shares Outstanding                                 643.2                                                                 643.2
                                                    ======                                                                ======





See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

                               JOHNSON & JOHNSON
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       FOR THE YEAR ENDED JANUARY 2, 1994
                     (In Millions, Except Per Share Amount)

                                                                         SUBTOTAL                  PRO                      PRO
                                                  JOHNSON &              ACQUIRED                 FORMA                    FORMA
                                                   JOHNSON              BUSINESSES             ADJUSTMENTS               COMBINED
                                                   -------              ----------             -----------               --------
                                                   (Note A)              (Note B)               (Note C)


Sales to Customers                                 $14,138                 $ 817                                          $14,955

Cost of Products Sold                                4,791                   300                                            5,091
Selling, Marketing, & Administrative Exp.            5,771                   304                                            6,075
Research Expense                                     1,182                    79                                            1,261
Other (Income) Expense, Net                             62                    11                      38 (1)
                                                                                                     101 (2)                  212
                                                    ------                 -----                    ----                   ------
                                                    11,806                   695                     139                   12,640

Earnings Before Provision for Taxes on
  Income and Cumulative Effect of                   ------                 -----                    ----                   ------
  Accounting Changes                                 2,332                   122                    (139)                   2,315

Provision for Taxes on Income                          545                    15                     (16)(3)                  544

                                                    ------                 -----                    ----                   ------
Net Earnings Before Cumulative Effect of
  Accounting Changes                                $1,787                  $107                   $(123)                  $1,771
                                                    ======                 =====                    ====                   ======

Net Earnings Per Share Before Cumulative
  Effect of Accounting Changes                       $2.74                                               (4)                $2.72
                                                    ======                                                                 ======

Weighted Average Number of Common
  Shares Outstanding                                 651.7                                                                  651.7
                                                    ======                                                                 ======



See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENTS OF INCOME

The Unaudited Pro Forma Condensed Consolidated Statements of Income have been prepared to reflect the transactions as if they occurred on January 4, 1993 for the fiscal year ended January 2, 1994 and January 3, 1994 for the six months ended July 3, 1994. The acquisitions have been accounted for under the purchase method of accounting. The excess of the purchase price over the net assets acquired is being amortized on a straight-line basis over a 40-year period for the Neutrogena acquisition and over a 30 year period for the CDD acquisition. Since the acquisition of Neutrogena was just completed and the acquisition of CDD is pending, information is not yet available to assign a fair market value to the individual assets.


The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Income:

     Note A: Represents the historical consolidated results of J&J for the year ended January 2, 1994 and the 6 months ended July 3, 1994.

     Note B: *  Represents the historical consolidated results of Neutrogena for the year ended October 31, 1993 (11/1/92 - 10/31/93) and the six months ended July 31, 1994 (2/1/94 - 7/31/94).

             * Represents the historical results for CDD for the year ended December 31, 1993 and the 6 months ended June 30, 1994.

     Note C: Represents the effects of pro forma adjustments. The adjustments are as follows:

             1) Represents the amortization of the excess purchase price over the net assets acquired for the acquisitions.

             2) Represents the increase in interest expense based on issuance of floating rate short-term debt at an assumed interest rate of 3.1% in 1993 and 3.6% in 1994 and fixed rate debt at an assumed interest rate of 5.9% in 1993 and 6.8% in 1994. Also included is the amortization of debt issuance costs to finance the transactions. For purposes of the Unaudited Pro Forma

                Condensed Consolidated Statement of Income for the six months ending July 3, 1994, it is assumed that the full amount of debt due to the transactions is outstanding as of January 2, 1994, and that no debt was paid down in 1993.

                In addition, this represents a decrease in interest income due to the assumed use of $200MM of cash in overseas accounts to fund the acquisitions, assuming an interest income rate of 8.1% in 1993 and 5.9% in 1994.

             3) Represents the tax effect of the Unaudited Pro Forma Condensed
                Consolidated Statements of Income adjustments based on the statutory rate in effect for the periods shown. An actual tax provision was not made for CDD since it was part of Kodak's consolidated tax return, therefore the pro forma adjustments include an imputed provision for taxes, at the statutory rate.

             4) Pro Forma combined earnings per share amounts as presented in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Income are based on the combined weighted average number of J&J shares outstanding for each period presented.

                               JOHNSON & JOHNSON
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JULY 3, 1994
                                 (In Millions)

                                                                         SUBTOTAL                  PRO                      PRO
                                                  JOHNSON &              ACQUIRED                 FORMA                    FORMA
                                                   JOHNSON              BUSINESSES             ADJUSTMENTS               COMBINED
                                                   -------              ----------             -----------               --------
                                                   (Note D)              (Note E)               (Note F)

ASSETS
  Current Assets:
    Cash & Cash Equivalents                        $   571                 $   4                   ($204) (7)             $  371
    Marketable Securities                              116                    22                     (22) (7)                116
    Accounts Receivable - Trade, Net                 2,440                   190                                           2,630
    Inventories                                      1,901                   140                                           2,041
    Other Current Assets                             1,092                    13                                           1,105
                                                   -------                 -----                  ------                 -------
      Total Current Assets                           6,120                   369                    (226)                  6,264

  Marketable Securities - Non Current                  464                                                                   464
  Property, Plant, and Equipment, Net                4,479                   176                                           4,655
  Intangible Assets, Net                               975                    38                   1,488 (5)               2,502
  Other Assets                                       1,404                    39                                           1,443
                                                   -------                 -----                  ------                 -------
    Total Assets                                   $13,442                  $623                  $1,263                 $15,327
                                                   =======                 =====                  ======                 =======

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities:
    Loans and Notes Payable                        $   585                 $   7                    $370 (6)             $   962
    Accounts Payable                                   829                    32                                             861
    Accrued and Other Liabilities                    1,783                    71                                           1,854
                                                   -------                 -----                  ------                 -------
      Total Current Liabilities                      3,197                   111                     370                   3,678

  Long Term Debt                                     1,510                                         1,375 (6)               2,885
  Other Liabilities                                  2,114                    29                                           2,143
                                                   -------                 -----                  ------                 -------
    Total Liabilities                                6,821                   140                   1,745                   8,706
                                                   -------                 -----                  ------                 -------

  Stockholders' Equity
    Common Stock                                       767                   157                    (157) (8)                767
    Additional Capital                                                        19                     (19) (8)                  0
    Notes Receivable from Employee Stock
      Ownership Plan                                   (73)                                                                  (73)
  Cumulative Translation Adjustment                    (50)                    4                      (4) (8)                (50)
  Retained Earnings                                  8,455                   322                    (322) (8)              8,455
  Less: Common Stock Held in Treasury                2,478                    18                     (18) (8)              2,478
                                                   -------                 -----                  ------                 -------
    Total Stockholders' Equity                       6,621                   483                    (483)                  6,621

                                                   -------                 -----                  ------                 -------
    Total Liabilities and Stockholders' Equity     $13,442                 $ 623                  $1,263                 $15,327
                                                   =======                 =====                  ======                 =======

See accompanying Notes to Unauditied Pro Forma Condensed Consolidated Balance Sheet.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET

The preceding Unaudited Pro Forma Condensed Consolidated Balance Sheet presents the consolidated financial position of J&J as of July 3, 1994, and after giving affect to the acquisitions and adjustments described below.

The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

     Note D: Represents the historical consolidated unaudited balance sheet of J&J as of July 3, 1994.

     Note E: *  Represents the historical consolidated unaudited balance sheet of Neutrogena as of July 31, 1994.

             * Represents the historical unaudited account balances for CDD as of June 30, 1994.

     Note F: Represents the effects of pro forma adjustments. The adjustments are as follows:

             5) Represents the preliminary estimate of excess purchase price over the fair value of the assets acquired for the Neutrogena ($819MM) and CDD ($669MM) acquisitions.

             6) Represents the issuance of short-term and long-term debt to finance the acquisition of 100% of the outstanding shares of Neutrogena and the assets of CDD.

             7) Represents $200MM of cash in overseas accounts and Neutrogena's cash and marketable securities used to fund the acquisitions.

             8) Represents the elimination of Neutrogena and CDD historical equity.

                                   SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 JOHNSON & JOHNSON




                                                 By: /s/ John A. Papa
                                                     ----------------
                                                     John A. Papa
                                                     Assistant Treasurer

Date: October 5, 1994







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